Assured Guaranty Ltd.
June 30, 2017
Financial Supplement

This financial supplement should be read in conjunction with documents filed by Assured Guaranty Ltd. (AGL and, together with its subsidiaries, Assured Guaranty or the Company) with the Securities and Exchange Commission (SEC), including its Annual Report on Form 10-K for the year ended December 31, 2016 and its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2017 and June 30, 2017.

Some amounts in this financial supplement may not add due to rounding.

Cautionary Statement Regarding Forward Looking Statements:

Any forward looking statements made in this supplement reflect the current views of Assured Guaranty with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements. Assured Guaranty's forward looking statements could be affected by many events. These events include (1) reduction in the amount of available insurance opportunities and/or in the demand for Assured Guaranty's insurance; (2) rating agency action, including a ratings downgrade, a change in outlook, the placement of ratings on watch for downgrade, or a change in rating criteria, at any time, of AGL or any of its subsidiaries, and/or of any securities AGL or any of its subsidiaries have issued, and/or of transactions that AGL’s subsidiaries have insured; (3) developments in the world’s financial and capital markets that adversely affect obligors’ payment rates, Assured Guaranty’s loss experience, or its exposure to refinancing risk in transactions (which could result in substantial liquidity claims on its guarantees); (4) the possibility that budget or pension shortfalls or other factors will result in credit losses or impairments on obligations of state, territorial and local governments and their related authorities and public corporations that Assured Guaranty insures or reinsures; (5) the failure of Assured Guaranty to realize loss recoveries that are assumed in its expected loss estimates; (6) increased competition, including from new entrants into the financial guaranty industry; (7) rating agency action on obligors, including sovereign debtors, resulting in a reduction in the value of securities in Assured Guaranty’s investment portfolio and in collateral posted by and to Assured Guaranty; (8) the inability of Assured Guaranty to access external sources of capital on acceptable terms; (9) changes in the world’s credit markets, segments thereof, interest rates or general economic conditions; (10) the impact of market volatility on the mark-to-market of Assured Guaranty’s contracts written in credit default swap form; (11) changes in applicable accounting policies or practices; (12) changes in applicable laws or regulations, including insurance, bankruptcy and tax laws, or other governmental actions; (13) the impact of changes in the world’s economy and credit and currency markets and in applicable laws or regulations relating to the decision of the United Kingdom to exit the European Union; (14) the possibility that acquisitions or alternative investments made by Assured Guaranty do not result in the benefits anticipated or subject Assured Guaranty to unanticipated consequences;(15) deterioration in the financial condition of Assured Guaranty’s reinsurers, the amount and timing of reinsurance recoverables actually received and the risk that reinsurers may dispute amounts owed to Assured Guaranty under its reinsurance agreements; (16) difficulties with the execution of Assured Guaranty’s business strategy; (17) loss of key personnel; (18) the effects of mergers, acquisitions and divestitures; (19) natural or man-made catastrophes; (20) other risk factors identified in AGL's filings with the SEC; (21) other risks and uncertainties that have not been identified at this time and; (22) management’s response to these factors. Readers are cautioned not to place undue reliance on these forward looking statements, which speak only as of the dates on which they are made. Assured Guaranty undertakes no obligation to update publicly or review any forward looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Assured Guaranty Ltd.
Selected Financial Highlights (1 of 2)
(dollars in millions, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Net income (loss)	$153	$146	$470	$205
Operating income (a non-GAAP measure)(1)	141	136	414	259
Gain (loss) related to the effect of consolidating financial guaranty variable interest entities (FG VIE consolidation) (net of tax provision (benefit) of $4, $(1), $6 and $4) included in operating income	5	(3)	10	7

Net income (loss) per diluted share	$1.24	$1.09	$3.76	$1.51
Operating income per diluted share (a non-GAAP measure) (1)	1.16	1.01	3.32	1.91
Gain (loss) related to FG VIE consolidation included in operating income per diluted share	0.05	(0.02)	0.08	0.05

Weighted average shares outstanding
Basic shares outstanding	121.3	134.0	123.3	135.1
Diluted shares outstanding (1)	122.7	134.8	124.9	135.9

Effective tax rate on net income	(1.9)%	26.9%	10.0%	22.8%
Effective tax rate on operating income (non-GAAP) (3)	(6.6)%	27.2%	5.7%	24.7%
Effect of FG VIE consolidation included in effective tax rate on operating income	3.0%	(0.2)%	1.1%	0.3%

Return on equity (ROE) calculations (4):
GAAP ROE	9.1%	9.5%	14.2%	6.7%
Operating ROE (a non-GAAP measure) (1)	8.7%	9.2%	12.9%	8.7%
Effect of FG VIE consolidation on operating ROE	0.3%	(0.1)%	0.4%	0.3%

New business:
Gross written premiums (GWP)	$79	$36	$190	$55
Present value of new business production (PVP) (1)	70	41	169	79
Gross par written	5,140	4,775	9,831	7,524

			As of
			June 30, 2017	December 31, 2016
Shareholders' equity			$6,750	$6,504
Non-GAAP operating shareholders' equity (1)			6,502	6,386
Non-GAAP adjusted book value (1)			8,793	8,506
Gain (loss) related to FG VIE consolidation included in non-GAAP operating shareholders' equity			3	(7)
Gain (loss) related to FG VIE consolidation included in non-GAAP adjusted book value			(13)	(24)

Shares outstanding at the end of period			119.7	128.0

Shareholders' equity per share			$56.40	$50.82
Non-GAAP operating shareholders' equity per share (1)			54.34	49.89
Non-GAAP adjusted book value per share (1)			73.48	66.46
Gain (loss) related to FG VIE consolidation included in non-GAAP operating shareholders' equity			0.03	(0.06)
Gain (loss) related to FG VIE consolidation included in non-GAAP adjusted book value			(0.10)	(0.18)

Net debt service outstanding			$436,045	$437,535
Net par outstanding			290,620	296,318
Claims-paying resources (5)			12,152	11,701

1)
Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement. The prior-year's quarterly and year-to-date non-GAAP financial measures (operating income and operating ROE) have been updated to reflect the revised calculation as discussed in the explanation of Non-GAAP Financial Measures at the end of this Financial Supplement.

2)
Non-GAAP diluted shares outstanding were the same as diluted shares calculated in accordance with accounting principles generally accepted in the United States of America (GAAP) since both net income and operating income were positive for all periods.

3)	Represents the ratio of non-GAAP operating provision for income taxes to operating income before income taxes.

4)	Quarterly ROE calculations represent annualized returns. See page 7 for additional information on calculation.

5)	See page 9 for additional detail on claims-paying resources.

Assured Guaranty Ltd.
Selected Financial Highlights (2 of 2)
(dollars in millions, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Effect of refundings and terminations on GAAP measures:
Net earned premiums, pre-tax	$59	$117	$117	$206
Net change in fair value of credit derivatives, pre-tax	1	67	16	78

Net income effect	42	151	93	238
Net income per diluted share	0.34	1.12	0.75	1.75

Effect of refundings and terminations on non-GAAP measures:
Operating net earned premiums and credit derivative revenues(1), pre-tax	60	136	118	225
Operating income(1) effect (non-GAAP)	42	119	83	199
Operating income per diluted share (1) (non-GAAP)	0.34	0.88	0.66	1.46

Gain (loss) related to FG VIE consolidation included in the effect of refundings and terminations above for the following measures:
Net earned premiums, pre-tax	—	1	—	1
Net income and operating income, after-tax	—	1	—	1
Net income and operating income, after-tax, per diluted share	—	0.00	—	0.00

1)
Consolidated statement of operations items mentioned in this Financial Supplement that are described as operating (i.e. operating net earned premiums) are non-GAAP measures and represent components of operating income. Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement. The prior-year non-GAAP financial measures have been updated to reflect the revised calculation as discussed in the explanation of Non-GAAP Financial Measures at the end of this Financial Supplement.

Assured Guaranty Ltd.
Consolidated Balance Sheets (unaudited)
(dollars in millions)

	As of:
	June 30,	December 31,
	2017	2016
Assets:
Investment portfolio:
Fixed maturity securities, available-for-sale, at fair value	$10,505	$10,233
Short-term investments, at fair value	678	590
Other invested assets	88	162
Total investment portfolio	11,271	10,985

Cash	200	118
Premiums receivable, net of commissions payable	916	576
Ceded unearned premium reserve	174	206
Deferred acquisition costs	107	106
Reinsurance recoverable on unpaid losses	78	80
Salvage and subrogation recoverable	403	365
Credit derivative assets	6	13
Deferred tax asset, net	391	497
Current income tax receivable	—	12
Financial guaranty variable interest entities (FG VIE) assets, at fair value	757	876
Other assets	352	317
Total assets	$14,655	$14,151

Liabilities and shareholders' equity:
Liabilities:
Unearned premium reserve	$3,748	$3,511
Loss and loss adjustment expense reserve	1,268	1,127
Reinsurance balances payable, net	54	64
Long-term debt	1,294	1,306
Credit derivative liabilities	367	402
Current income tax payable	96	—
FG VIE liabilities with recourse, at fair value	689	807
FG VIE liabilities without recourse, at fair value	131	151
Other liabilities	258	279
Total liabilities	7,905	7,647

Shareholders' equity:
Common stock	1	1
Additional paid-in capital	711	1,060
Retained earnings	5,722	5,289
Accumulated other comprehensive income	315	149
Deferred equity compensation	1	5
Total shareholders' equity	6,750	6,504
Total liabilities and shareholders' equity	$14,655	$14,151

Assured Guaranty Ltd.
Consolidated Statements of Operations (unaudited)
(dollars in millions, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Revenues:
Net earned premiums	$162	$214	$326	$397
Net investment income	101	98	223	197
Net realized investment gains (losses)	15	10	47	(3)
Net change in fair value of credit derivatives:
Realized gains (losses) and other settlements	5	24	20	32
Net unrealized gains (losses)	(11)	39	28	(29)
Net change in fair value of credit derivatives	(6)	63	48	3
Fair value gains (losses) on committed capital securities (CCS)	2	(11)	0	(27)
Fair value gains (losses) on FG VIEs	12	4	22	22
Bargain purchase gain and settlement of pre-existing relationships	—	—	58	—
Other income (loss)	22	18	111	52
Total revenues	308	396	835	641
Expenses:
Loss and loss adjustment expenses (LAE)	72	102	131	192
Amortization of deferred acquisition costs	4	5	8	9
Interest expense	25	25	49	51
Other operating expenses	57	63	125	123
Total expenses	158	195	313	375
Income (loss) before income taxes	150	201	522	266
Provision (benefit) for income taxes	(3)	55	52	61
Net income (loss)	$153	$146	$470	$205

Earnings per share:
Basic	$1.26	$1.09	$3.81	$1.52
Diluted	$1.24	$1.09	$3.76	$1.51

Assured Guaranty Ltd.
Operating Income Adjustments and Effect of FG VIE Consolidation
(dollars in millions)

Operating Income Adjustments for the Three Months Ended June 30, 2017 and June 30, 2016

	Three Months Ended		Three Months Ended
	June 30, 2017		June 30, 2016
	Operating Income Adjustments (1)	Effect of FG VIE Consolidation (2)	Operating Income Adjustments (1)	Effect of FG VIE Consolidation (2)
Adjustments to revenues:
Net earned premiums	$—	$(4)	$—	$(3)
Net investment income	—	(1)	7	(2)
Net realized investment gains (losses)	15	—	10	—
Net change in fair value of credit derivatives	(12)	—	37	—
Fair value gains (losses) on CCS	2	—	(11)	—
Fair value gains (losses) on FG VIEs	—	12	—	4
Other income (loss)	21	0	(18)	0
Total revenue adjustments	26	7	25	(1)
Adjustments to expenses:
Loss expense	8	(2)	11	3
Total expense adjustments	8	(2)	11	3
Pre-tax adjustments	18	9	14	(4)
Tax effect of adjustments	6	4	4	(1)
After-tax adjustments	$12	$5	$10	$(3)

Operating Income Adjustments for the Six Months Ended June 30, 2017 and June 30, 2016

	Six Months Ended		Six Months Ended
	June 30, 2017		June 30, 2016
	Operating Income Adjustments (1)	Effect of FG VIE Consolidation (2)	Operating Income Adjustments (1)	Effect of FG VIE Consolidation (2)
Adjustments to revenues:
Net earned premiums	$—	$(8)	$—	$(8)
Net investment income	—	(2)	8	(7)
Net realized investment gains (losses)	47	—	(3)	—
Net change in fair value of credit derivatives	31	—	(18)	—
Fair value gains (losses) on CCS	0	—	(27)	—
Fair value gains (losses) on FG VIEs	—	22	—	22
Other income (loss)	31	0	(20)	0
Total revenue adjustments	109	12	(60)	7
Adjustments to expenses:
Loss expense	26	(4)	17	(4)
Other operating expenses	—	0	1	0
Total expense adjustments	26	(4)	18	(4)
Pre-tax adjustments	83	16	(78)	11
Tax effect of adjustments	27	6	(24)	4
After-tax adjustments	$56	$10	$(54)	$7

1)
The "Operating Income Adjustments" column represents the amounts recorded in the consolidated statements of operations that the Company removes to arrive at operating income. Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

2)
The "Effect of FG VIE Consolidation" column represents the amounts included in the consolidated statements of operations and non-GAAP operating income that the Company removes to arrive at the core financial measures that management uses in certain of its compensation calculations and its decision making process. Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Selected Financial Highlights
GAAP to Non-GAAP Reconciliations (1 of 3)
(dollars in millions, except per share amounts)

Operating Income (non-GAAP) Reconciliation	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016

Net income (loss)	$153	$146	$470	$205
Less pre-tax adjustments:
Realized gains (losses) on investments	15	10	47	(4)
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	(20)	32	5	(28)
Fair value gains (losses) on CCS	2	(11)	0	(27)
Foreign exchange gains (losses) on remeasurement of premiums receivable and loss and LAE reserves	21	(17)	31	(19)
Total pre-tax adjustments	18	14	83	(78)
Less tax effect on pre-tax adjustments	(6)	(4)	(27)	24
Operating income (non-GAAP)	$141	$136	$414	$259

Gain (loss) related to FG VIE consolidation (net of tax provision (benefit) of $4, $(1), $6 and $4) included in operating income	$5	$(3)	$10	$7

Per diluted share:
Net income (loss)	$1.24	$1.09	$3.76	$1.51
Less pre-tax adjustments:
Realized gains (losses) on investments	0.13	0.07	0.38	(0.03)
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	(0.17)	0.23	0.03	(0.21)
Fair value gains (losses) on CCS	0.01	(0.08)	0.00	(0.20)
Foreign exchange gains (losses) on remeasurement of premiums receivable and loss and LAE reserves	0.17	(0.12)	0.25	(0.14)
Total pre-tax adjustments	0.14	0.10	0.66	(0.58)
Less tax effect on pre-tax adjustments	(0.06)	(0.02)	(0.22)	0.18
Operating income (non-GAAP)	$1.16	$1.01	$3.32	$1.91

Gain (loss) related to FG VIE consolidation included in operating income per diluted share	$0.05	$(0.02)	$0.08	$0.05

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement. The prior-year non-GAAP financial measures have been updated to reflect the revised calculation as discussed in the explanation of Non-GAAP Financial Measures at the end of this Financial Supplement.

Assured Guaranty Ltd.
Selected Financial Highlights
GAAP to Non-GAAP Reconciliations (2 of 3)
(dollars in millions)

ROE Reconciliation and Calculation
	June 30,	March 31,	December 31,	June 30,	March 31,	December 31,
	2017	2017	2016	2016	2016	2015
Shareholders' equity	$6,750	$6,637	$6,504	$6,250	$6,113	$6,063
Non-GAAP operating shareholders' equity	6,502	6,460	6,386	5,998	5,944	5,925
Gain (loss) related to FG VIE consolidation included in non-GAAP operating shareholders' equity	3	(3)	(7)	(13)	(10)	(21)

			Three Months Ended		Six Months Ended
			June 30,		June 30,
			2017	2016	2017	2016
Net income (loss)			$153	$146	$470	$205
Operating income (non-GAAP)			141	136	414	259
Gain (loss) related to FG VIE consolidation included in operating income			5	(3)	10	7

Average shareholders' equity			$6,694	$6,182	$6,627	$6,157
Average non-GAAP operating shareholders' equity			6,481	5,971	6,444	5,962
Gain (loss) related to FG VIE consolidation included in average non-GAAP operating shareholders' equity			0	(12)	(2)	(17)

GAAP ROE (1)			9.1%	9.5%	14.2%	6.7%
Operating ROE (non-GAAP) (1)			8.7%	9.2%	12.9%	8.7%
Effect of FG VIE consolidation included in operating ROE			0.3%	(0.1)%	0.4%	0.3%

1)	Quarterly ROE calculations represent annualized returns.

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement. Certain prior-year non-GAAP financial measures have been updated to reflect the revised calculation as discussed in the explanation of Non-GAAP Financial Measures at the end of this Financial Supplement.

Assured Guaranty Ltd.
Selected Financial Highlights
GAAP to Non-GAAP Reconciliations (3 of 3)
(dollars in millions)

	As of
	June 30,	March 31,	December 31,	June 30,	March 31,	December 31,
	2017	2017	2016	2016	2016	2015
Reconciliation of shareholders' equity to non-GAAP adjusted book value:
Shareholders' equity	$6,750	$6,637	$6,504	$6,250	$6,113	$6,063
Less pre-tax reconciling items:
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	(185)	(164)	(189)	(265)	(300)	(241)
Fair value gains (losses) on CCS	62	60	62	35	46	62
Unrealized gain (loss) on investment portfolio excluding foreign exchange effect	504	380	316	600	482	373
Less taxes	(133)	(99)	(71)	(118)	(59)	(56)
Non-GAAP operating shareholders' equity	6,502	6,460	6,386	5,998	5,944	5,925
Pre-tax reconciling items:
Less: Deferred acquisition costs	106	106	106	110	113	114
Plus: Net present value of estimated net future revenue	148	153	136	93	133	169
Plus: Net unearned premium reserve on financial guaranty contracts in excess of expected loss to be expensed	3,173	3,236	2,922	3,047	3,199	3,384
Plus taxes	(924)	(945)	(832)	(843)	(899)	(968)
Non-GAAP adjusted book value	$8,793	$8,798	$8,506	$8,185	$8,264	$8,396

Gain (loss) related to FG VIE consolidation included in non-GAAP operating shareholders' equity (net of tax (provision) benefit of $(1), $2, $4, $7, $6 and $11)	3	(3)	(7)	(13)	(10)	(21)

Gain (loss) related to FG VIE consolidation included in non-GAAP adjusted book value (net of tax benefit of $8, $12, $12, $16, $17 and $22)	(13)	(20)	(24)	(30)	(30)	(43)

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement. Certain prior-year non-GAAP financial measures have been updated to reflect the revised calculation as discussed in the explanation of Non-GAAP Financial Measures at the end of this Financial Supplement.

Assured Guaranty Ltd.
Claims-Paying Resources
(dollars in millions)

	As of June 30, 2017
	Assured Guaranty Municipal Corp.	Assured Guaranty Corp.	Municipal Assurance Corp.	Assured Guaranty Re Ltd. (8)	Eliminations(3)	Consolidated
Claims-paying resources
Policyholders' surplus	$2,168	$1,845	$485	$1,122	$(636)	$4,984
Contingency reserve	1,289	779	274	—	(274)	2,068
Qualified statutory capital	3,457	2,624	759	1,122	(910)	7,052
Unearned premium reserve(1)	1,699	430	294	683	(294)	2,812
Loss and LAE reserves (1)	506	235	—	261	—	1,002
Total policyholders' surplus and reserves	5,662	3,289	1,053	2,066	(1,204)	10,866
Present value of installment premium	230	142	1	154	(1)	526
CCS	200	200	—	—	—	400
Excess of loss reinsurance facility (2)	360	360	360	—	(720)	360
Total claims-paying resources (including proportionate MAC ownership for AGM and AGC)	6,452	3,991	1,414	2,220	(1,925)	12,152
Adjustment for MAC (4)	640	414	—	—	(1,054)	—
Total claims-paying resources (excluding proportionate MAC ownership for AGM and AGC)	$5,812	$3,577	$1,414	$2,220	$(871)	$12,152

Statutory net par outstanding (5)	$123,809	$28,879	$36,581	$70,443	$(591)	$259,121
Equity method adjustment (4)	22,205	14,376	—	—	(36,581)	—
Adjusted statutory net par outstanding (1)	$146,014	$43,255	$36,581	$70,443	$(37,172)	$259,121

Net debt service outstanding (5)	$195,739	$43,417	$53,914	$110,132	$(909)	$402,293
Equity method adjustment (4)	32,726	21,188	—	—	(53,914)	—
Adjusted net debt service outstanding (1)	$228,465	$64,605	$53,914	$110,132	$(54,823)	$402,293
Ratios:
Adjusted net par outstanding to qualified statutory capital	42:1	16:1	48:1	63:1		37:1
Capital ratio (6)	66:1	25:1	71:1	98:1		57:1
Financial resources ratio (7)	35:1	16:1	38:1	50:1		33:1

1)
The numbers shown for Assured Guaranty Municipal Corp. (AGM) and Assured Guaranty Corp. (AGC) have been adjusted to include, as applicable, (i) their 100% share of their respective European insurance subsidiaries and (ii) their indirect share of Municipal Assurance Corp. (MAC). AGM and AGC own 60.7% and 39.3%, respectively, of the outstanding stock of Municipal Assurance Holdings Inc., which owns 100% of the outstanding common stock of MAC. Amounts include financial guaranty insurance and credit derivatives.

2)
Represents an aggregate $360 million excess-of-loss reinsurance facility for the benefit of AGC, AGM and MAC, which became effective January 1, 2016. The facility terminates on January 1, 2018, unless AGC, AGM and MAC choose to extend it.

3)
Eliminations are primarily for (i) intercompany surplus notes between AGM and AGC, and (ii) MAC amounts, whose proportionate share are included in AGM and AGC based on ownership percentages. Net par and net debt service outstanding eliminations relate to second-to-pay policies under which an Assured Guaranty insurance subsidiary guarantees an obligation already insured by another Assured Guaranty insurance subsidiary, and net par related to intercompany cessions from AGM and AGC to MAC.

4)	Represents adjustments for AGM's and AGC's interest and indirect ownership of MAC.

5)	Net par outstanding and net debt service outstanding are presented on a statutory basis.

6)	The capital ratio is calculated by dividing adjusted net debt service outstanding by qualified statutory capital.

7)	The financial resources ratio is calculated by dividing adjusted net debt service outstanding by total claims-paying resources (including MAC adjustment for AGM and AGC).

8)
Assured Guaranty Re Ltd. (AG Re) numbers represent the Company's estimate of United States (U.S.) statutory accounting practices prescribed or permitted by insurance regulatory authorities, except for contingency reserves.

Please refer to the Glossary for an explanation of changes in the presentation of net debt service and net par outstanding.

Assured Guaranty Ltd.
New Business Production
(dollars in millions)

Reconciliation of GWP to PVP for the Three Months Ended June 30, 2017 and June 30, 2016

	Three Months Ended					Three Months Ended
	June 30, 2017					June 30, 2016
	Public Finance		Structured Finance			Public Finance		Structured Finance
	U.S.	Non - U.S.	U.S.	Non - U.S.	Total	U.S.	Non - U.S.	U.S.	Non - U.S.	Total
Total GWP	$44	$26	$1	$8	$79	$33	$7	$(3)	$(1)	$36
Less: Installment GWP and other GAAP adjustments(1)	(2)	26	1	0	25	0	7	(3)	(1)	3
Upfront GWP	46	—	—	8	54	33	—	0	—	33
Plus: Installment premium PVP	0	14	0	2	16	—	7	1	—	8
Total PVP	$46	$14	$0	$10	$70	$33	$7	$1	$—	$41

Gross par written	$4,832	$181	$—	$127	$5,140	$4,366	$406	$3	$—	$4,775

Reconciliation of GWP to PVP for the Six Months Ended June 30, 2017 and June 30, 2016

	Six Months Ended					Six Months Ended
	June 30, 2017					June 30, 2016
	Public Finance		Structured Finance			Public Finance		Structured Finance
	U.S.	Non - U.S.	U.S.	Non - U.S.	Total	U.S.	Non - U.S.	U.S.	Non - U.S.	Total
Total GWP	$95	$84	$2	$9	$190	$48	$15	$(6)	$(2)	$55
Less: Installment GWP and other GAAP adjustments(1)	(3)	82	2	(1)	80	(16)	15	(6)	(2)	(9)
Upfront GWP	98	2	—	10	110	64	—	0	—	64
Plus: Installment premium PVP	0	52	5	2	59	—	14	1	—	15
Total PVP	$98	$54	$5	$12	$169	$64	$14	$1	$—	$79

Gross par written	$8,262	$1,171	$243	$155	$9,831	$7,115	$406	$3	$—	$7,524

1)
Includes present value of new business on installment policies discounted at the prescribed GAAP discount rates, GWP adjustments on existing installment policies due to changes in assumptions, any cancellations of assumed reinsurance contracts, and other GAAP adjustments.

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Gross Par Written
(dollars in millions)

Gross Par Written by Asset Type

	Three Months Ended		Six Months Ended
	June 30, 2017		June 30, 2017
	Gross Par Written	Avg. Internal Rating	Gross Par Written	Avg. Internal Rating
Sector:
U.S. public finance
General obligation	$2,200	A-	$3,554	A-
Tax backed	1,189	A-	1,884	A
Municipal utilities	701	BBB+	953	BBB+
Higher education	357	A-	438	A
Transportation	274	BBB+	975	BBB+
Healthcare	101	BBB	103	BBB
Infrastructure finance	—	—	345	A
Other public finance	10	A	10	A
Total U.S. public finance	4,832	A-	8,262	A-
Non-U.S. public finance:
Infrastructure finance	181	BBB	870	BBB+
Regulated utilities	—	—	301	BBB
Total non-U.S. public finance	181	BBB	1,171	BBB+
Total public finance	$5,013	A-	$9,433	A-

U.S. structured finance:
Insurance securitizations	$—	—	$243	AA
Total U.S. structured finance	—	—	243	AA
Non-U.S. structured finance:
Commercial receivables	127	BBB+	155	BBB+
Total non-U.S. structured finance	127	BBB+	155	BBB+
Total structured finance	$127	BBB+	$398	A+

Total gross par written	$5,140	A-	$9,831	A-

Please refer to the Glossary for a description of internal ratings and sectors.

Assured Guaranty Ltd.
New Business Production by Quarter
(dollars in millions)

							Six Months
	1Q-16	2Q-16	3Q-16	4Q-16	1Q-17	2Q-17	2016	2017
PVP:
Public finance - U.S.	$31	$33	$25	$72	$52	$46	$64	$98
Public finance - non-U.S.	7	7	2	9	40	14	14	54
Structured finance - U.S.	0	1	23	3	5	0	1	5
Structured finance - non-U.S.	—	—	—	1	2	10	—	12
Total PVP	$38	$41	$50	$85	$99	$70	$79	$169

Reconciliation of GWP to PVP:

Total GWP	$19	$36	$16	$83	$111	$79	$55	$190
Less: Installment GWP and other GAAP adjustments	(12)	3	(9)	8	55	25	(9)	80
Upfront GWP	31	33	25	75	56	54	64	110
Plus: Installment premium PVP	7	8	25	10	43	16	15	59
Total PVP	$38	$41	$50	$85	$99	$70	$79	$169

Gross par written:
Public finance - U.S.	$2,749	$4,366	$3,459	$5,465	$3,430	$4,832	$7,115	$8,262
Public finance - non-U.S.	—	406	164	107	990	181	406	1,171
Structured finance - U.S.	—	3	1,064	47	243	—	3	243
Structured finance - non-U.S.	—	—	—	24	28	127	—	155
Total	$2,749	$4,775	$4,687	$5,643	$4,691	$5,140	$7,524	$9,831

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Available-for-Sale Investment Portfolio and Cash
As of June 30, 2017
(dollars in millions)

	Amortized Cost	Pre-Tax Book Yield	After-Tax Book Yield	Fair Value	Annualized Investment Income (1)
Investment portfolio, available-for-sale:
Fixed maturity securities:
Obligations of states and political subdivisions(4)	$5,169	3.70%	3.42%	$5,400	$191
Insured obligations of state and political subdivisions (2)(4)	285	4.90	4.50	309	14
U.S. Treasury securities and obligations of U.S. government agencies	197	2.04	1.44	203	4
Agency obligations	77	4.86	4.08	86	4
Corporate securities (4)	1,998	3.19	2.51	2,041	64
Mortgage-backed securities (MBS):
Residential MBS (RMBS) (3)(4)	878	4.73	3.58	894	41
Commercial MBS (CMBS)	557	3.21	2.52	567	18
Asset-backed securities (4)	554	9.66	6.36	722	53
Foreign government securities	303	1.58	1.03	283	5
Total fixed maturity securities	10,018	3.94	3.29	10,505	394
Short-term investments	675	0.32	0.21	678	2
Cash (5)	200	—	—	200	—
Total	$10,893	3.71%	3.09%	$11,383	$396

Ratings (6):	Fair Value	% of Portfolio
U.S. Treasury securities and obligations of U.S. government agencies	$203	1.9%
Agency obligations	86	0.8
AAA/Aaa	1,434	13.6
AA/Aa	5,256	50.1
A/A	2,003	19.1
BBB	243	2.3
Below investment grade (BIG) (7)	1,221	11.6
Not rated	59	0.6
Total fixed maturity securities, available-for-sale	$10,505	100.0%

Duration of fixed maturity securities and short-term investments (in years):		5.4

Average ratings of fixed maturity securities and short-term investments		A+

1)	Represents annualized investment income based on amortized cost and pre-tax book yields.

2)
Reflects obligations of state and local political subdivisions that have been insured by other financial guarantors. The underlying ratings of these bonds, after giving effect to the lower of the rating assigned by S&P Global Ratings, a division of Standard & Poor's Financial Services LLC (S&P) or Moody's Investors Service, Inc. (Moody's), average A. Includes fair value of $120 million insured by AGC and AGM.

3)	Includes fair value of $235 million in subprime RMBS, which has an average rating of BIG.

4)	Includes securities purchased or obtained as part of loss mitigation or other risk management strategies.

5)	Cash is not included in the yield calculation.

6)
Ratings are represented by the lower of the Moody's and S&P classifications except for bonds purchased for loss mitigation (loss mitigation securities) or other risk management strategies which use internal ratings classifications.

7)
Includes below investment grade securities that were purchased or obtained as part of loss mitigation or other risk management strategies of $1,785 million in par with carrying value of $1,217 million.

Assured Guaranty Ltd.
Estimated Net Exposure Amortization(1) and Estimated Future Net Premium
and Credit Derivative Revenues
(dollars in millions)

			Financial Guaranty Insurance (2)
	Estimated Net Debt Service Amortization	Estimated Ending Net Debt Service Outstanding	Expected PV Net Earned Premiums	Accretion of Discount	Effect of FG VIE Consolidation on Expected PV Net Earned Premiums and Accretion of Discount	Future Credit Derivative Revenues
2017 (as of June 30)		$436,045
2017 Q3	$16,563	419,482	$93	$5	$(4)	$5
2017 Q4	9,676	409,806	90	5	(3)	3
2018	38,650	371,156	343	19	(11)	10
2019	30,163	340,993	298	17	(9)	9
2020	22,496	318,497	269	16	(7)	8
2021	22,624	295,873	248	14	(6)	9

2017-2021	140,172	295,873	1,341	76	(40)	44
2022-2026	99,635	196,238	963	55	(19)	33
2027-2031	76,413	119,825	620	33	(12)	26
2032-2036	56,847	62,978	372	17	(11)	22
After 2036	62,978	—	311	15	(3)	26
Total	$436,045		$3,607	$196	$(85)	$151

1)
Represents the future expected amortization of current debt service outstanding (principal and interest), assuming no advance refundings, as of June 30, 2017. Actual amortization differs from expected maturities because borrowers may have the right to call or prepay guaranteed obligations,terminations and because of management's assumptions on structured finance amortization.

2)	See page 16, ‘‘Net Expected Loss to be Expensed.’’

Assured Guaranty Ltd.
Expected Amortization of Net Par Outstanding
(dollars in millions)

Structured Finance

	Estimated Net Par Amortization
	U.S. and Non-U.S. Pooled Corporate	U.S. RMBS	Financial Products	Other Structured Finance	Total	Estimated Ending Net Par Outstanding

2017 (as of June 30)						$17,669
2017 Q3	$2,013	$224	$(10)	$82	$2,309	15,360
2017 Q4	674	220	(10)	138	1,022	14,338
2018	467	768	(21)	579	1,793	12,545
2019	265	815	8	625	1,713	10,832
2020	59	633	(2)	332	1,022	9,810
2021	70	515	2	555	1,142	8,668

2017-2021	3,548	3,175	(33)	2,311	9,001	8,668
2022-2026	279	1,228	304	1,826	3,637	5,031
2027-2031	265	311	959	979	2,514	2,517
2032-2036	602	123	256	852	1,833	684
After 2036	191	252	104	137	684	—
Total structured finance	$4,885	$5,089	$1,590	$6,105	$17,669

Public Finance

	Estimated Net Par Amortization	Estimated Ending Net Par Outstanding

2017 (as of June 30)		$272,951
2017 Q3	$11,065	261,886
2017 Q4	5,345	256,541
2018	24,991	231,550
2019	17,675	213,875
2020	11,365	202,510
2021	11,945	190,565

2017-2021	82,386	190,565
2022-2026	56,414	134,151
2027-2031	47,133	87,018
2032-2036	39,055	47,963
After 2036	47,963	—
Total public finance	$272,951

Net par outstanding (end of period)

	1Q-16	2Q-16	3Q-16	4Q-16	1Q-17	2Q-17
Public finance - U.S.	$282,055	$272,114	$258,650	$244,798	$238,050	$232,418
Public finance - non-U.S.	29,385	28,128	28,239	26,381	39,343	40,533
Structured finance - U.S.	30,452	25,562	24,387	22,057	18,446	15,655
Structured finance - non-U.S.	5,123	4,060	4,049	3,082	2,404	2,014
Net par outstanding	$347,015	$329,864	$315,325	$296,318	$298,243	$290,620

Please refer to the Glossary for an explanation of the presentation of net par outstanding and of the various sectors.

Assured Guaranty Ltd.
Net Expected Loss to be Expensed
As of June 30, 2017
(dollars in millions)

Net Expected Loss to be Expensed (1)
GAAP

2017 Q3	$8
2017 Q4	9
2018	38
2019	33
2020	35
2021	33

2017-2021	156
2022-2026	142
2027-2031	84
2032-2036	45
After 2036	15
Total expected PV of net expected loss to be expensed(2)	442
Future accretion	285
Total expected future loss and LAE	$727

1)	The present value of net expected loss to be paid is discounted using risk free rates ranging from 0.0% to 2.83% for U.S. dollar denominated obligations.

2)	Excludes $58 million related to FG VIEs, which are eliminated in consolidation.

Assured Guaranty Ltd.
Financial Guaranty Profile (1 of 4)
(dollars in millions)

Net Par Outstanding and Average Rating by Asset Type

	June 30, 2017		December 31, 2016
	Net Par Outstanding	Avg. Internal Rating	Net Par Outstanding	Avg. Internal Rating
U.S. public finance:
General obligation	$100,533	A-	$107,717	A
Tax backed	48,066	A-	49,931	A-
Municipal utilities	35,941	A-	37,603	A
Transportation	19,510	A-	19,403	A-
Healthcare	10,481	A	11,238	A
Higher education	9,369	A	10,085	A
Infrastructure finance	4,124	BBB+	3,769	BBB+
Housing	1,293	A-	1,559	A-
Investor-owned utilities	667	BBB+	697	BBB+
Other public finance	2,434	A	2,796	A
Total U.S. public finance	232,418	A-	244,798	A
Non-U.S. public finance:
Infrastructure finance	17,976	BBB	10,731	BBB
Regulated utilities	15,125	BBB+	9,263	BBB+
Pooled infrastructure	1,409	AAA	1,513	AAA
Other public finance	6,023	A	4,874	A
Total non-U.S. public finance	40,533	BBB+	26,381	BBB+
Total public finance	$272,951	A-	$271,179	A-

U.S. structured finance:
RMBS	$5,089	BBB-	$5,637	BBB-
Pooled corporate obligations	4,358	AA+	10,050	AAA
Insurance securitizations	2,303	A+	2,308	A+
Consumer receivables	1,612	A-	1,652	BBB+
Financial products	1,590	AA-	1,540	AA-
Commercial receivables	186	BBB	230	BBB-
Other structured finance	517	A+	640	AA-
Total U.S. structured finance	15,655	A	22,057	A+

Non-U.S. structured finance:
RMBS	610	A-	604	A-
Pooled corporate obligations	527	AA	1,535	AA
Commercial receivables	302	A	356	BBB+
Other structured finance	575	AA	587	AA
Total non-U.S. structured finance	2,014	A+	3,082	AA-
Total structured finance	$17,669	A	$25,139	AA-

Total	$290,620	A-	$296,318	A

Please refer to the Glossary for an explanation of the presentation of net par outstanding and the Company's internal rating approach, and of the various sectors.

Assured Guaranty Ltd.
Financial Guaranty Profile (2 of 4)
As of June 30, 2017
(dollars in millions)

Distribution by Ratings of Financial Guaranty Portfolio

	Public Finance - U.S.		Public Finance - Non-U.S.		Structured Finance - U.S.		Structured Finance - Non-U.S.		Total
Ratings:	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%
AAA	$1,709	0.7%	$2,212	5.5%	$4,364	27.9%	$768	38.1%	$9,053	3.1%
AA	38,894	16.7	206	0.5	5,294	33.8	76	3.8	44,470	15.3
A	129,869	55.9	13,065	32.2	1,732	11.1	275	13.7	144,941	49.9
BBB	54,804	23.6	22,905	56.5	712	4.5	734	36.4	79,155	27.2
BIG	7,142	3.1	2,145	5.3	3,553	22.7	161	8.0	13,001	4.5
Net Par Outstanding (1)	$232,418	100.0%	$40,533	100.0%	$15,655	100.0%	$2,014	100.0%	$290,620	100.0%

1)
As of June 30, 2017, excludes $2.0 billion of net par as a result of loss mitigation strategies, including loss mitigation securities held in the investment portfolio, which are primarily BIG. Includes $12.7 billion of net par from the acquisition of MBIA UK Insurance Limited.

Please refer to the Glossary for an explanation of the presentation of net par outstanding and the Company's internal rating approach, and of the various sectors.

Assured Guaranty Ltd.
Financial Guaranty Profile (3 of 4)
As of June 30, 2017
(dollars in millions)

Geographic Distribution of Financial Guaranty Portfolio

	Net Par Outstanding	% of Total
U.S.:
U.S. public finance:
California	$41,637	14.3%
Texas	19,537	6.7
Pennsylvania	19,036	6.6
New York	18,534	6.4
Illinois	17,730	6.1
Florida	12,424	4.3
New Jersey	12,075	4.2
Michigan	7,180	2.5
Georgia	5,854	2.0
Alabama	5,313	1.8
Other states	73,098	25.1
Total public finance	232,418	80.0
U.S. structured finance:	15,655	5.4
Total U.S.	248,073	85.4

Non-U.S.:
United Kingdom	27,645	9.5
Australia	3,108	1.1
France	2,972	1.0
Canada	2,689	0.9
Italy	1,397	0.5
Other	4,736	1.6
Total non-U.S.	42,547	14.6

Total net par outstanding	$290,620	100.0%

Please refer to the Glossary for an explanation of the presentation of net par outstanding and of the various sectors.

Assured Guaranty Ltd.
Financial Guaranty Profile (4 of 4)
As of June 30, 2017
(dollars in millions)

Net Direct Economic Exposure to Selected European Countries (1)

	Hungary	Italy	Portugal	Spain	Turkey (4)	Total

Sub-sovereign exposure (2)	$218	$965	$74	$370	$—	$1,627
Non-sovereign exposure (3)	122	415	—	—	201	738
Total	$340	$1,380	$74	$370	$201	$2,365
Total BIG	$265	$—	$74	$370	$—	$709

1)	While exposures are shown in U.S. dollars, the obligations are in various currencies, primarily euros.

2)
Sub-sovereign exposure in Selected European Countries includes transactions backed by receivables from, or supported by, sub-sovereigns, which are governmental or government-backed entities other than the ultimate governing body of the country.

3)	Non-sovereign exposure in Selected European Countries includes debt of regulated utilities, RMBS and diversified payment rights (DPR) securitizations.

4)
The $201 million net insured par exposure in Turkey is to DPR securitizations sponsored by a major Turkish bank. These DPR securitizations were established outside of Turkey and involve payment orders in U.S. dollars, pounds sterling and euros from persons outside of Turkey to beneficiaries in Turkey who are customers of the sponsoring bank. The sponsoring bank's correspondent banks have agreed to remit all such payments to a trustee-controlled account outside Turkey, where debt service payments for the DPR securitization are given priority over payments to the sponsoring bank.

Please refer to the Glossary for an explanation of the Company's net par outstanding, internal rating approach and of the various sectors.

Assured Guaranty Ltd.
Exposure to Puerto Rico (1 of 3)
As of June 30, 2017
(dollars in millions)

Exposure to Puerto Rico

	Gross Par Outstanding	Net Par Outstanding	Gross Debt Service Outstanding	Net Debt Service Outstanding
Total	$5,435	$4,937	$8,901	$8,210

Exposure to Puerto Rico by Risk(1)

	Net Par Outstanding
	AGM	AGC	AG Re	Eliminations (2)	Total Net Par Outstanding (3)	Gross Par Outstanding
Commonwealth Constitutionally Guaranteed
Commonwealth of Puerto Rico - General Obligation Bonds (4) (5)	$699	$378	$421	$(3)	$1,495	$1,577
Puerto Rico Public Buildings Authority (PBA) (4)	11	169	0	(11)	169	174
Public Corporations - Certain Revenues Potentially Subject to Clawback
Puerto Rico Highways and Transportation Authority (PRHTA) (Transportation revenue) (4) (5)	273	519	209	(83)	918	949
PRHTA (Highways revenue) (4) (5)	272	93	44	—	409	556
Puerto Rico Convention Center District Authority (PRCCDA) (4)	—	152	—	—	152	152
Puerto Rico Infrastructure Financing Authority (PRIFA)(4)	—	17	1	—	18	18
Other Public Corporations
Puerto Rico Electric Power Authority (PREPA)(4) (5)	470	73	234	—	777	876
Puerto Rico Aqueduct and Sewer Authority (PRASA)	—	285	88	—	373	373
Puerto Rico Municipal Finance Agency (MFA)	195	61	98	—	354	488
Puerto Rico Sales Tax Financing Corporation (COFINA) (4) (5)	262	—	9	—	271	271
University of Puerto Rico	—	1	—	—	1	1
Total exposure to Puerto Rico	$2,182	$1,748	$1,104	$(97)	$4,937	$5,435

1)
The general obligation bonds of Puerto Rico and various obligations of its related authorities and public corporations are rated BIG. The June 30, 2017 amounts include $150 million related to the commutation of previously ceded business.

2)
Net par outstanding eliminations relate to second-to-pay policies under which an Assured Guaranty insurance subsidiary guarantees an obligation already insured by another Assured Guaranty insurance subsidiary.

3)
Includes exposure to capital appreciation bonds with a current aggregate net par outstanding of $32 million and a fully accreted net par at maturity of $63 million. Of these amounts, current net par of $19 million and fully accreted net par at maturity of $50 million relate to the COFINA, current net par of $7 million and fully accreted net par at maturity of $7 million relate to the PRHTA, and current net par of $5 million and fully accreted net par at maturity of $5 million relate to the Commonwealth General Obligation Bonds.

4)	As of the date of this filing, the Company has paid claims on these credits.

5)
As of the date of this filing, the seven-member federal financial oversight board established by the Puerto Rico Oversight, Management, and Economic Stability Act (PROMESA) has certified a filing under Title III of PROMESA for these credits.

Assured Guaranty Ltd.
Exposure to Puerto Rico (2 of 3)
As of June 30, 2017
(dollars in millions)

Amortization Schedule of Net Par Outstanding of Puerto Rico(1)

	2017 (3Q)	2017 (4Q)	2018	2019	2020	2021	2022	2023	2024	2025	2026	2027 - 2031	2032 - 2036	2037 - 2041	2042 - 2047	Total
Commonwealth Constitutionally Guaranteed
Commonwealth of Puerto Rico - General Obligation Bonds	$93	$0	$75	$82	$136	$16	$37	$15	$73	$68	$34	$272	$489	$105	$—	$1,495
PBA	28	—	—	3	5	13	0	6	0	7	11	42	54	—	—	169
Public Corporations - Certain Revenues Potentially Subject to Clawback
PRHTA (Transportation revenue)	36	0	38	32	25	18	28	34	4	29	24	156	295	194	5	918
PRHTA (Highway revenue)	—	—	20	21	22	26	6	8	8	8	0	73	217	—	—	409
PRCCDA	—	—	—	—	—	—	—	—	—	—	—	19	133	—	—	152
PRIFA	—	—	2	—	—	—	—	2	—	—	—	—	—	14	—	18
Other Public Corporations
PREPA	5	—	4	25	44	24	24	87	84	59	96	299	26	0	—	777
PRASA	—	—	—	—	—	—	—	—	2	25	26	57	—	2	261	373
MFA	52	—	50	48	39	34	34	16	12	12	26	31	—	—	—	354
COFINA	0	0	(1)	(1)	(1)	(2)	(2)	1	0	(2)	(2)	(7)	34	102	152	271
University of Puerto Rico	0	—	0	0	0	0	0	0	0	0	0	0	1	—	—	1
Total	$214	$0	$188	$210	$270	$129	$127	$169	$183	$206	$215	$942	$1,249	$417	$418	$4,937

1)
Includes exposure to capital appreciation bonds with a current aggregate net par outstanding of $32 million and a fully accreted net par at maturity of $63 million. Of these amounts, current net par of $19 million and fully accreted net par at maturity of $50 million relate to the COFINA, current net par of $7 million and fully accreted net par at maturity of $7 million relate to the PRHTA, and current net par of $5 million and fully accreted net par at maturity of $5 million relate to the Commonwealth General Obligation Bonds.

Assured Guaranty Ltd.
Exposure to Puerto Rico (3 of 3)
As of June 30, 2017
(dollars in millions)

Amortization Schedule of Net Debt Service Outstanding of Puerto Rico(1)

	2017 (3Q)	2017 (4Q)	2018	2019	2020	2021	2022	2023	2024	2025	2026	2027 - 2031	2032 - 2036	2037 - 2041	2042 - 2047	Total
Commonwealth Constitutionally Guaranteed
Commonwealth of Puerto Rico - General Obligation Bonds	$132	$0	$147	$151	$201	$74	$94	$70	$128	$119	$82	$469	$595	$111	$—	$2,373
PBA	32	—	7	10	12	20	6	13	6	13	17	58	62	—	—	256
Public Corporations - Certain Revenues Potentially Subject to Clawback
PRHTA (Transportation revenue)	60	0	84	76	67	59	68	72	41	65	59	308	404	229	5	1,597
PRHTA (Highways revenue)	11	—	42	42	42	45	23	24	24	24	16	145	252	—	—	690
PRCCDA	3	—	7	7	7	7	7	7	7	7	7	50	152	—	—	268
PRIFA	0	—	3	1	1	1	1	2	1	1	1	4	3	16	—	35
Other Public Corporations
PREPA	21	2	40	61	79	56	55	117	110	80	115	344	29	0	—	1,109
PRASA	10	—	20	19	19	19	19	19	21	44	44	129	68	70	327	828
MFA	61	—	66	60	49	42	41	21	16	15	29	34	—	—	—	434
COFINA	6	0	13	13	13	13	12	16	15	13	12	68	103	162	160	619
University of Puerto Rico	0	—	0	0	0	0	0	0	0	0	0	0	1	—	—	1
Total	$336	$2	$429	$440	$490	$336	$326	$361	$369	$381	$382	$1,609	$1,669	$588	$492	$8,210

1)
Includes exposure to capital appreciation bonds with a current aggregate net par outstanding of $32 million and a fully accreted net par at maturity of $63 million. Of these amounts, current net par of $19 million and fully accreted net par at maturity of $50 million relate to the COFINA, current net par of $7 million and fully accreted net par at maturity of $7 million relate to the PRHTA, and current net par of $5 million and fully accreted net par at maturity of $5 million relate to the Commonwealth General Obligation Bonds.

Assured Guaranty Ltd.
Direct Pooled Corporate Obligations Profile
As of June 30, 2017
(dollars in millions)

Distribution of Direct Pooled Corporate Obligations by Ratings

	Net Par Outstanding	% of Total	Avg. Initial Credit Enhancement	Avg. Current Credit Enhancement
Ratings:
AAA	$2,977	62.0%	21.0%	22.6%
AA	1,045	21.7	44.1	54.5
A	375	7.8	43.4	53.3
BBB	109	2.3	40.9	37.0
BIG	296	6.2	33.8	23.9
Total exposures	$4,802	100.0%	29.0%	32.4%

Distribution of Direct Pooled Corporate Obligations by Asset Class

	Net Par Outstanding	% of Total	Avg. Initial Credit Enhancement	Avg. Current Credit Enhancement	Avg. Rating
Asset class:
Synthetic investment grade pooled corporates	$2,380	49.6%	20.7%	19.0%	AAA
Collateralized bond obligations/collateralized loan obligations	802	16.7	27.7	42.0	AAA
Trust preferred
Banks and insurance	1,225	25.5	44.5	50.8	A+
U.S. mortgage and real estate investment trusts	283	5.9	47.3	50.4	BBB
Other pooled corporates	112	2.3	0.0	0.0	A-
Total exposures	$4,802	100.0%	29.0%	32.4%	AA+

Please refer to the Glossary for an explanation of internal ratings, performance indicators and sectors.

Assured Guaranty Ltd.
Consolidated U.S. RMBS Profile
As of June 30, 2017
(dollars in millions)

Distribution of U.S. RMBS by Rating and Type of Exposure

Ratings:	Prime First Lien	Alt-A First Lien	Option ARMs	Subprime First Lien	Second Lien	Total Net Par Outstanding
AAA	$5	$154	$28	$1,333	$0	$1,520
AA	18	219	33	260	—	529
A	11	5	0	61	0	76
BBB	11	0	—	76	1	89
BIG	122	528	67	1,083	1,075	2,875
Total exposures	$167	$906	$128	$2,813	$1,076	$5,089

Distribution of U.S. RMBS by Year Insured and Type of Exposure

Year insured:	Prime First Lien	Alt-A First Lien	Option ARMs	Subprime First Lien	Second Lien	Total Net Par Outstanding
2004 and prior	$22	$39	$14	$851	$61	$987
2005	82	327	28	157	233	828
2006	63	70	24	629	315	1,101
2007	—	470	62	1,113	467	2,112
2008	—	—	—	62	—	62
Total exposures	$167	$906	$128	$2,813	$1,076	$5,089

Please refer to the Glossary for an explanation of the Company's presentation of net par outstanding and a description of sectors.

Assured Guaranty Ltd.
Below Investment Grade Exposures (1 of 4)
(dollars in millions)

BIG Exposures by Asset Exposure Type

	June 30, 2017	December 31, 2016
U.S. public finance:
General obligation	$3,059	$3,186
Tax backed	2,486	2,249
Municipal utilities	1,252	1,152
Higher education	135	164
Transportation	87	87
Healthcare	84	134
Housing	18	19
Infrastructure finance	2	368
Other public finance	19	21
Total U.S. public finance	7,142	7,380
Non-U.S. public finance:
Infrastructure finance	1,825	1,037
Other public finance	320	305
Total non-U.S. public finance	2,145	1,342
Total public finance	$9,287	$8,722

U.S. structured finance:
RMBS	$2,875	$3,151
Pooled corporate obligations	242	430
Consumer receivables	233	233
Insurance securitizations	126	126
Commercial receivables	70	103
Other structured finance	7	16
Total U.S. structured finance	3,553	4,059
Non-U.S. structured finance:
Pooled corporate obligations	97	185
RMBS	47	61
Commercial receivables	17	47
Total non-U.S. structured finance	161	293
Total structured finance	$3,714	$4,352
Total BIG net par outstanding	$13,001	$13,074

Please refer to the Glossary for an explanation of the Company's presentation of net par outstanding and a description of various sectors.

Assured Guaranty Ltd.
Below Investment Grade Exposures (2 of 4)
(dollars in millions)

Net Par Outstanding by BIG Category(1)

	June 30, 2017	December 31, 2016
Category 1
U.S. public finance	$2,391	$2,403
Non-U.S. public finance	1,872	1,288
U.S. structured finance	542	594
Non-U.S. structured finance	120	210
Total Category 1	4,925	4,495
Category 2
U.S. public finance	663	3,122
Non-U.S. public finance	273	54
U.S. structured finance	496	800
Non-U.S. structured finance	41	83
Total Category 2	1,473	4,059
Category 3
U.S. public finance	4,088	1,855
Non-U.S. public finance	—	—
U.S. structured finance	2,515	2,665
Non-U.S. structured finance	—	—
Total Category 3	6,603	4,520
BIG Total	$13,001	$13,074

1)
Assured Guaranty's surveillance department is responsible for monitoring the Company's portfolio of credits and maintains a list of BIG credits. BIG Category 1: Below-investment-grade transactions showing sufficient deterioration to make future losses possible, but for which none are currently expected. BIG Category 2: Below-investment-grade transactions for which future losses are expected but for which no claims (other than liquidity claims which are claims that the Company expects to be reimbursed within one year) have yet been paid. BIG Category 3: Below-investment-grade transactions for which future losses are expected and on which claims (other than liquidity claims) have been paid.

Please refer to the Glossary for an explanation of the Company's internal rating approach, presentation of net par outstanding and a description of various sectors.

Assured Guaranty Ltd.
Below Investment Grade Exposures (3 of 4)
As of June 30, 2017
(dollars in millions)

Public Finance BIG Exposures with Revenue Sources Greater Than $50 Million

	Net Par Outstanding	Internal Rating
Name or description
U.S. public finance:
Puerto Rico, General Obligation, Appropriations and Guarantees of the Commonwealth	$1,682	CCC-
Puerto Rico Highways & Transportation Authority	1,327	CC-
Puerto Rico Electric Power Authority	777	CC
Puerto Rico Aqueduct & Sewer Authority	373	CCC
Puerto Rico Municipal Finance Agency	354	CCC-
Oyster Bay, New York	350	BB+
Puerto Rico Sales Tax Financing Corporation	271	CCC+
Virgin Islands Public Finance Authority	169	BB
Puerto Rico Convention Center District Authority	152	CC-
Stockton Pension Obligation Bonds, California	113	D
Penn Hills School District, Pennsylvania	107	BB
Butler County General Authority, Pennsylvania	99	BB
Detroit-Wayne County Stadium Authority, Michigan	87	BB+
Orange County Tourist Development Tax, Florida	86	BB+
Atlantic City, New Jersey	64	BB
Pennsylvania Economic Development Financing Authority (Capitol Region Parking System)	62	BB
Virgin Islands Water and Power Authority	57	BB
Southlands Metropolitan District No. 1, Colorado	51	BB-
Total U.S. public finance	$6,181

Non-U.S. public finance:
Coventry & Rugby Hospital Company	$549	BB+
Reliance Rail Finance Pty. Limited	532	BB
Valencia Fair	247	BB-
M6 Duna Autopalya Koncesszios Zartkoruen Mukodo Reszvenytarsasag	219	BB+
Road Management Services PLC (A13 Highway)	219	B+
Autovia de la Mancha, S.A.	117	BB
CountyRoute (A130) plc	89	BB-
Breeze Finance S.A.	54	B-
Metropolitano de Porto Lease and Sublease of Railroad Equipment	53	B+
Total non-U.S. public finance	$2,079
Total	$8,260

Please refer to the Glossary for an explanation of the Company's internal rating approach, presentation of net par outstanding and a description of various sectors.

Assured Guaranty Ltd.
Below Investment Grade Exposures (4 of 4)
As of June 30, 2017
(dollars in millions)

Structured Finance BIG Exposures Greater Than $50 Million

	Net Par Outstanding	Internal Rating	60+ Day Delinquencies
Name or description
U.S. structured finance:
RMBS:
Option One 2007-FXD2	$224	CCC	15.7%
Countrywide HELOC 2006-I	167	B	2.7%
Soundview 2007-WMC1	162	CCC	42.3%
Nomura Asset Accept. Corp. 2007-1	151	CCC	23.8%
MABS 2007-NCW	132	CCC	31.2%
New Century 2005-A	106	CCC	18.2%
Countrywide Home Equity Loan Trust 2007-D	103	CCC	2.7%
Countrywide Home Equity Loan Trust 2005-J	92	CCC	4.5%
Countrywide HELOC 2006-F	91	CCC	4.9%
Countrywide HELOC 2005-D	85	CCC	3.0%
Countrywide HELOC 2007-A	83	CCC	5.2%
Countrywide HELOC 2007-B	80	B	3.2%
IndyMac 2007-H1 HELOC	64	CCC	5.1%
Doral 2006-1	63	B	24.3%
Soundview (Delta) 2008-1	62	CCC	21.4%
Ace 2007-D1	53	CCC	24.7%
Ace Home Equity Loan Trust 2007-SL1	53	CCC	6.4%
Subtotal RMBS	$1,771

Non-RMBS:
Taberna Preferred Funding II, Ltd.	$116	BB
Ballantyne Re Plc	85	CC
National Collegiate Trust Series 2006-2	68	CCC
Alesco Preferred Funding XVI, Ltd.	64	BB
US Capital Funding IV, LTD	61	B
Subtotal non-RMBS	$394
Total U.S. structured finance	$2,165

Non-U.S. structured finance:
Gleneagles Funding Ltd.	55	BB
Total non-U.S. structured finance	$55
Total	$2,220

Please refer to the Glossary for the Company's internal rating approach, presentation of net par outstanding and a description of performance indicators and sectors.

Assured Guaranty Ltd.
Largest Exposures by Sector (1 of 4)
As of June 30, 2017
(dollars in millions)

50 Largest U.S. Public Finance Exposures by Revenue Source

Credit Name:	Net Par Outstanding	Internal Rating
New Jersey (State of)	$4,589	BBB+
Illinois (State of)	2,131	BBB+
New York (City of) New York	1,691	AA-
Puerto Rico, General Obligation, Appropriations and Guarantees of the Commonwealth	1,682	CCC-
Massachusetts (Commonwealth of)	1,676	AA
Pennsylvania (Commonwealth of)	1,593	A-
California (State of)	1,590	A
Chicago (City of) Illinois	1,580	BBB+
New York (State of)	1,425	A+
Puerto Rico Highways & Transportation Authority	1,327	CC-
Port Authority of New York & New Jersey	1,297	BBB+
Chicago Public Schools, Illinois	1,236	BBB-
North Texas Tollway Authority	1,234	A
Georgia Board of Regents	1,199	A
Philadelphia (City of) Pennsylvania	1,179	BBB+
Los Angeles Unified School District, California	1,110	AA-
Wisconsin (State of)	1,081	A+
Miami-Dade County Aviation, Florida	1,028	A
Great Lakes Water Authority (Sewerage), Michigan	1,008	BBB+
Massachusetts (Commonwealth of) Water Resources	1,000	AA
Arizona (State of)	964	A+
New York Metropolitan Transportation Authority	958	A
Philadelphia School District, Pennsylvania	824	A-
Atlanta, Georgia Water & Sewer System	806	A-
Pennsylvania Turnpike Commission	792	A-
Puerto Rico Electric Power Authority	777	CC
Suffolk County, New York	749	BBB
Long Island Power Authority	748	BBB+
Miami-Dade County, Florida Water & Sewer	737	A+
Regional Transportation Authority, Illinois	725	AA-
Metropolitan Pier & Exposition Authority, Illinois	708	BBB
Kentucky (Commonwealth of)	687	A+
San Jose Airport, California	683	BBB+
Nassau County, New York	680	A-
Jefferson County Alabama Sewer	653	BBB-
San Diego Unified School District, California	632	AA
Garden State Preservation Trust (Open Space & Farmland), New Jersey	622	A-
Sacramento County, California	613	A-
Central Florida Expressway Authority, Florida	609	A+
Miami-Dade County, Florida	604	A+
Oglethorpe Power Corporation, Georgia	600	BBB+
Metro Washington Airports Authority (Dulles Toll Road)	590	BBB+
New Jersey Turnpike Authority, New Jersey	566	A-
Las Vegas-McCarran International Airport, Nevada	536	A
Houston Water and Sewer Authority, Texas	533	AA-
Maryland Transportation Authority	531	A+
San Francisco (City & County) Airports Commission	528	A
New York City Municipal Water Finance Authority	527	AA
City of St. Louis (Lambert International Airport) Airport Revenue Bonds	513	BBB+
District of Columbia	513	AA-
Total top 50 U.S. public finance exposures	$50,664

Please refer to the Glossary for an explanation of net par outstanding, internal ratings and sectors.

Assured Guaranty Ltd.
Largest Exposures by Sector (2 of 4)
As of June 30, 2017
(dollars in millions)

50 Largest U.S. Structured Finance Exposures

Credit Name:	Net Par Outstanding	Internal Rating	Credit Enhancement
Private US Insurance Securitization	$800	AA	N/A
Synthetic Investment Grade Pooled Corporate CDO	517	AAA	14.3%
Private US Insurance Securitization	500	AA	N/A
SLM Private Credit Student Trust 2007-A	450	A+	18.2%
LIICA Holdings, LLC	427	AA	N/A
Synthetic Investment Grade Pooled Corporate CDO	380	AAA	29.2%
SLM Private Credit Student Loan Trust 2006-C	356	A+	26.9%
Synthetic Investment Grade Pooled Corporate CDO	320	AAA	14.2%
Synthetic Investment Grade Pooled Corporate CDO	283	AAA	30.3%
Private US Insurance Securitization	250	AA	N/A
Fortress Credit Opportunities I, LP.	233	AA	51.3%
Option One 2007-FXD2	224	CCC	0.0%
Synthetic Investment Grade Pooled Corporate CDO	204	AAA	9.2%
Synthetic Investment Grade Pooled Corporate CDO	204	AAA	10.4%
Timberlake Financial, LLC Floating Insured Notes	199	BBB-	N/A
Cent CDO 15 Limited	186	AAA	21.0%
Cent CDO 12 Limited	174	AAA	34.3%
Synthetic Investment Grade Pooled Corporate CDO	170	AAA	27.6%
Countrywide HELOC 2006-I	167	B	0.0%
Soundview 2007-WMC1	162	CCC	—%
Access Group Private Student Loan Series 2007-A	152	A-	26.7%
Nomura Asset Accept. Corp. 2007-1	151	CCC	0.0%
CWALT Alternative Loan Trust 2007-HY9	149	A	0.3%
CWABS 2007-4	140	A+	0.0%
ALESCO Preferred Funding XIII, Ltd.	134	AA	52.4%
MABS 2007-NCW	132	CCC	0.0%
Trapeza CDO XI	118	A-	51.5%
Taberna Preferred Funding II, Ltd.	116	BB	38.3%
OwnIt Mortgage Loan ABS Certificates 2006-3	111	AAA	20.9%
Structured Asset Investment Loan Trust 2006-1	111	AAA	10.4%
First Franklin Mortgage Loan ABS 2005-FF12	111	AAA	80.0%
New Century Home Equity Loan Trust 2006-1	111	AAA	10.3%
Soundview Home Equity Loan Trust 2006-OPT1	111	AAA	48.5%
ALESCO Preferred Funding XI	110	AA	51.5%
National Collegiate Trust Series 2005-GT3 Grantor Trust Certificates	106	BBB	6.8%
New Century 2005-A	106	CCC	5.0%
Countrywide 2007-13	103	AA-	20.1%
Countrywide Home Equity Loan Trust 2007-D	103	CCC	0.0%
Synthetic Investment Grade Pooled Corporate CDO	100	AAA	7.8%
ALESCO Preferred Funding XII, Ltd.	95	A-	47.2%
Countrywide Home Equity Loan Trust 2005-J	92	CCC	0.1%
Trapeza CDO X, Ltd.	92	AA	55.2%
Countrywide HELOC 2006-F	91	CCC	0.0%
Private Other Structured Finance Transaction	91	AAA	N/A
Preferred Term Securities XXIV, Ltd.	88	AA-	46.6%
Specialty Underwriting & Residential Fin 06-BC1	87	AAA	77.4%
Merrill Lynch Mortgage Investors 2006-HE1	86	AAA	80.0%
Ballantyne Re Plc	85	CC	N/A
Countrywide HELOC 2005-D	85	CCC	0.0%
Countrywide HELOC 2007-A	83	CCC	0.0%
Total top 50 U.S. structured finance exposures	$9,456

Please refer to the Glossary for the Company's internal rating approach, presentation of net par outstanding and a description of performance indicators of various sectors.

Assured Guaranty Ltd.
Largest Exposures by Sector (3 of 4)
As of June 30, 2017
(dollars in millions)

25 Largest Non-U.S. Exposures by Revenue Source

Credit Name:	Country	Net Par Outstanding	Internal Rating
Southern Water Services Limited	United Kingdom	$2,384	A-
Hydro-Quebec, Province of Quebec	Canada	2,031	A+
Societe des Autoroutes du Nord et de l'Est de France S.A.	France	1,648	BBB+
Anglian Water Services Financing	United Kingdom	1,393	A-
Dwr Cymru Financing Limited	United Kingdom	1,378	A-
Thames Water Utility Finance PLC	United Kingdom	1,315	A-
British Broadcasting Corporation	United Kingdom	937	A+
National Grid Gas PLC	United Kingdom	922	BBB+
Aspire Defence Finance plc	United Kingdom	904	BBB+
Channel Link Enterprises Finance PLC	France, United Kingdom	826	BBB
Verbund - Lease and Sublease of Hydro-Electric equipment	Austria	773	AAA
Capital Hospitals (Barts)	United Kingdom	714	BBB-
Sydney Airport Finance Company	Australia	671	BBB
Verdun Participations 2 S.A.S.	France	643	BBB-
InspirED Education (South Lanarkshire) plc	Scotland	635	BBB-
Southern Gas Networks PLC	United Kingdom	595	BBB
Campania Region - Healthcare receivable	Italy	590	BBB-
NATS (En Route) PLC	United Kingdom	559	A
Coventry & Rugby Hospital Company	United Kingdom	549	BB+
Envestra Limited	Australia	534	BBB+
Reliance Rail Finance Pty. Limited	Australia	532	BB
Derby Healthcare PLC	United Kingdom	527	BBB
International Infrastructure Pool	United Kingdom	503	AAA
National Grid Company PLC	United Kingdom	486	BBB+
Healthcare Support (North Staffs) Finance plc.	United Kingdom	467	BBB-
Total top 25 non-U.S. exposures		$22,516

Please refer to the Glossary for an explanation of net par outstanding, internal ratings and sectors.

Assured Guaranty Ltd.
Largest Exposures by Sector (4 of 4)
As of June 30, 2017
(dollars in millions)

10 Largest U.S. Residential Mortgage Servicer Exposures

Servicer:	Net Par Outstanding
Ocwen Loan Servicing, LLC(1)	$1,557
Specialized Loan Servicing, LLC	1,356
Bank of America, N.A.(2)	972
Wells Fargo Bank NA	476
JPMorgan Chase Bank	208
Select Portfolio Servicing, Inc.	181
Banco Popular de Puerto Rico	63
Ditech Financial LLC	50
Carrington Mortgage Services, LLC	49
Citicorp Mortgage Securities, Inc.	34
Total top 10 U.S. residential mortgage servicer exposures	$4,946

1) Includes GMAC Mortgage LLC, Residential Funding Inc. and Homeward Residential Inc.

2)	Includes Countrywide Home Loans, Inc.

10 Largest U.S. Healthcare Exposures

Credit Name:	Net Par Outstanding	Internal Rating	State
MultiCare Health System	$409	AA-	WA
Children's National Medical Center, District of Columbia	359	A-	DC
CHRISTUS Health	337	A	TX
Methodist Healthcare	330	A+	TN
Bon Secours Health System Obligated Group	318	A-	MD
Dignity Health, California	290	A-	CA
Carolina HealthCare System	289	AA-	NC
Palmetto Health Alliance, South Carolina	273	A-	SC
Mercy Health (f/k/a Catholic Health Partners)	268	A	OH
Asante Health System	256	A+	OR
Total top 10 U.S. healthcare exposures	$3,129

Please refer to the Glossary for the Company's internal rating approach and presentation of net par outstanding.

Assured Guaranty Ltd.
Rollforward of Net Expected Loss and LAE to be Paid
(dollars in millions)

Rollforward of Net Expected Loss and LAE to be Paid(1) for the Three Months Ended June 30, 2017

	Net Expected Loss to be Paid (Recovered) as of March 31, 2017	Economic Loss Development During 2Q-17	(Paid) Recovered Losses During 2Q-17	Net Expected Loss to be Paid (Recovered) as of June 30, 2017
Public Finance:
U.S. public finance	$970	$78	$(4)	$1,044
Non-U.S public finance	41	1	0	42
Public Finance	1,011	79	(4)	1,086

Structured Finance:
U.S. RMBS (2)	197	(29)	14	182
Triple-X life insurance transactions	1	(2)	(3)	(4)
Other structured finance	35	(1)	(1)	33
Structured Finance	233	(32)	10	211
Total	$1,244	$47	$6	$1,297

Rollforward of Net Expected Loss and LAE to be Paid(1) for the Six Months Ended June 30, 2017

	Net Expected Loss to be Paid (Recovered) as of December 31, 2016	Net Expected Loss to be Paid (Recovered) on MBIA UK as of January 10, 2017	Economic Loss Development During 2017	(Paid) Recovered Losses During 2017	Net Expected Loss to be Paid (Recovered) as of June 30, 2017
Public Finance:
U.S. public finance	$871	$—	$202	$(29)	$1,044
Non-U.S public finance	33	13	(4)	0	42
Public Finance	904	13	198	(29)	1,086

Structured Finance:
U.S. RMBS (2)	206	—	(51)	27	182
Triple-X life insurance transactions	54	—	(55)	(3)	(4)
Other structured finance	34	8	2	(11)	33
Structured Finance	294	8	(104)	13	211
Total	$1,198	$21	$94	$(16)	$1,297

1)	Includes expected loss to be paid, economic loss development and paid (recovered) losses for all contracts (i.e. those accounted for as insurance, credit derivatives and FG VIEs).

2)	Includes future net representations and warranties (R&W) recoverable (payable) of $(6) million as of December 31, 2016, $(19) million as of March 31, 2017 and $(6) million as of June 30, 2017.

Assured Guaranty Ltd.
Loss Measures
As of June 30, 2017
(dollars in millions)

	Total Net Par Outstanding for BIG Transactions	2Q-17 Loss and LAE	2Q-17 Loss and LAE included in Operating Income (1)	2Q-17 Effect of FG VIE Consolidation (2)	2017 Loss and LAE	2017 Loss and LAE included in Operating Income (1)	2017 Effect of FG VIE Consolidation (2)
Public finance:
U.S. public finance	$7,142	$79	$79	$—	$191	$191	$—
Non-U.S public finance	2,145	0	0	—	(3)	(3)	—
Public finance	9,287	79	79	—	188	188	—
Structured finance:
U.S. RMBS	2,875	(3)	(12)	(2)	(14)	(31)	(4)
Triple-X life insurance transactions	126	(1)	0	—	(46)	(53)	—
Other structured finance	713	(3)	(3)	—	3	1	—
Structured finance	3,714	(7)	(15)	(2)	(57)	(83)	(4)
Total	$13,001	$72	$64	$(2)	$131	$105	$(4)

1)	Operating income includes financial guaranty insurance and credit derivatives.

2)
The "Effect of FG VIE Consolidation" column represents amounts included in the consolidated statements of operations and operating income that the Company removes to arrive at the core financial measures that management uses in certain of its compensation calculations and its decision making process. Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Please refer to the Glossary for an explanation of the presentation of net par outstanding and of the various sectors.

Assured Guaranty Ltd.
Summary of Financial and Statistical Data
(dollars in millions, except per share amounts)

	As of and for Six Months Ended June 30, 2017		Year Ended December 31,
			2016		2015		2014		2013
GAAP Summary Income Statement Data
Net earned premiums	$326		$864		$766		$570		$752
Net investment income	223		408		423		403		393
Realized gains and other settlements on credit derivatives	20		29		(18)		23		(42)
Total expenses	313		660		776		463		466
Income (loss) before income taxes	522		1,017		1,431		1,531		1,142
Net income (loss)	470		881		1,056		1,088		808
Net income (loss) per diluted share	3.76		6.56		7.08		6.26		4.30

GAAP Summary Balance Sheet Data
Total investments and cash	$11,471		$11,103		$11,358		$11,459		$10,969
Total assets	14,655		14,151		14,544		14,919		16,287
Unearned premium reserve	3,748		3,511		3,996		4,261		4,595
Loss and LAE reserve	1,268		1,127		1,067		799		592
Long-term debt	1,294		1,306		1,300		1,297		814
Shareholders’ equity	6,750		6,504		6,063		5,758		5,115
Shareholders’ equity per share	56.40		50.82		43.96		36.37		28.07

Other Financial Information (GAAP Basis)
Net debt service outstanding (end of period)	$436,045		$437,535		$536,341		$609,622		$690,535
Gross debt service outstanding (end of period)	450,419		455,000		559,470		646,722		737,380
Net par outstanding (end of period)	290,620		296,318		358,571		403,729		459,107
Gross par outstanding (end of period)	299,661		307,474		373,192		426,705		487,895

Other Financial Information (Statutory Basis)(1)
Net debt service outstanding (end of period)	$402,293		$401,004		$502,331		$583,598		$663,797
Gross debt service outstanding (end of period)	415,695		417,072		524,104		619,475		709,000
Net par outstanding (end of period)	259,121		262,468		327,306		379,714		434,597
Gross par outstanding (end of period)	267,216		272,286		340,662		401,552		461,845

Claims-paying resources
Policyholders' surplus	$4,984		$5,036		$4,550		$4,142		$3,202
Contingency reserve	2,068		2,008		2,263		2,330		2,934
Qualified statutory capital	7,052		7,044		6,813		6,472		6,136
Unearned premium reserve	2,812		2,509		3,045		3,299		3,545
Loss and LAE reserves	1,002		888		1,043		852		773
Total policyholders' surplus and reserves	10,866		10,441		10,901		10,623		10,454
Present value of installment premium	526		500		645		716		858
CCS and standby line of credit	400		400		400		400		400
Excess of loss reinsurance facility	360		360		360		450		435
Total claims-paying resources	$12,152		$11,701		$12,306		$12,189		$12,147

Ratios:
Net par outstanding to qualified statutory capital	37	:1	37	:1	48	:1	59	:1	71	:1
Capital ratio(2)	57	:1	57	:1	74	:1	90	:1	108	:1
Financial resources ratio(2)	33	:1	34	:1	41	:1	48	:1	55	:1

Par and Debt Service Written
Gross debt service written:
Public finance - U.S.	$14,226		$25,423		$25,832		$20,804		$15,559
Public finance - non-U.S.	2,170		848		2,054		233		674
Structured finance - U.S.	243		1,143		355		423		297
Structured finance - non-U.S.	155		30		69		387		—
Total gross debt service written	$16,794		$27,444		$28,310		$21,847		$16,530

Net debt service written	$16,767		$27,444		$28,310		$21,847		$16,497
Net par written	9,804		17,854		17,336		13,171		9,331
Gross par written	9,831		17,854		17,336		13,171		9,350
1) Statutory amounts prepared on a consolidated basis. The National Association of Insurance Commissioners Annual Statements for U.S. Domiciled Insurance Subsidiaries are prepared on a stand-alone basis.

2)	See page 9 for additional detail on claims-paying resources.

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.
Please refer to the Glossary for an explanation of the presentation of net debt service and net par outstanding and of the various sectors.

Assured Guaranty Ltd.
Summary of GAAP to Non-GAAP Reconciliations(1) (1 of 2)
(dollars in millions, except per share amounts)

	As of and for Six Months Ended June 30, 2017	Year Ended December 31,
		2016	2015	2014	2013
Total GWP	$190	$154	$181	$104	$123
Less: Installment GWP and other GAAP adjustments (2)	80	(10)	55	(22)	8
Upfront GWP	110	164	126	126	115
Plus: Installment premium PVP	59	50	53	42	26
Total PVP	$169	$214	$179	$168	$141

PVP:
Public finance - U.S.	$98	$161	$124	$128	$116
Public finance - non-U.S.	54	25	27	7	18
Structured finance - U.S.	5	27	22	24	7
Structured finance - non-U.S.	12	1	6	9	—
Total PVP	$169	$214	$179	$168	$141

Operating income (non-GAAP) reconciliation:
Net income (loss)	$470	$881	$1,056	$1,088	$808
Less pre-tax adjustments:
Realized gains (losses) on investments	47	(30)	(27)	(56)	56
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	5	36	505	687	(49)
Fair value gains (losses) on CCS	0	0	27	(11)	10
Foreign exchange gains (losses) on remeasurement of premiums receivable and loss and LAE reserves	31	(33)	(15)	(21)	(1)
Total pre-tax adjustments	83	(27)	490	599	16
Less tax effect on pre-tax adjustments	(27)	13	(144)	(158)	(9)
Operating income (non-GAAP)	$414	$895	$710	$647	$801

Gain (loss) related to FG VIE consolidation included in operating income (net of tax provision of $6, $7, $4, $84, and $102)	$10	$12	$11	$156	$192

Operating income per diluted share (non-GAAP) reconciliation:
Net income (loss) per diluted share	$3.76	$6.56	$7.08	$6.26	$4.30
Less pre-tax adjustments:
Realized gains (losses) on investments	0.38	(0.23)	(0.18)	(0.32)	0.30
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	0.03	0.27	3.39	3.95	(0.26)
Fair value gains (losses) on CCS	0.00	0.00	0.18	(0.06)	0.05
Foreign exchange gains (losses) on remeasurement of premiums receivable and loss and LAE reserves	0.25	(0.25)	(0.10)	(0.12)	(0.01)
Total pre-tax adjustments	0.66	(0.21)	3.29	3.45	0.08
Less tax effect on pre-tax adjustments	(0.22)	0.09	(0.97)	(0.92)	(0.06)
Operating income per diluted share (non-GAAP)	$3.32	$6.68	$4.76	$3.73	$4.28

Gain (loss) related to FG VIE consolidation included in operating income per diluted share	$0.08	$0.10	$0.07	$0.90	$1.03

1)	Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

2)
Includes present value of new business on installment policies discounted at the prescribed GAAP discount rates, GWP adjustments on existing installment policies due to changes in assumptions, any cancellations of assumed reinsurance contracts, and other GAAP adjustments.

Assured Guaranty Ltd.
Summary of GAAP to Non-GAAP Reconciliations(1) (2 of 2)
(dollars in millions, except per share amounts)

	As of and for Six Months Ended June 30, 2017	As of December 31,
		2016	2015	2014	2013
Adjusted book value reconciliation:
Shareholders' equity	$6,750	$6,504	$6,063	$5,758	$5,115
Less pre-tax adjustments:
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	(185)	(189)	(241)	(741)	(1,447)
Fair value gains (losses) on CCS	62	62	62	35	46
Unrealized gain (loss) on investment portfolio excluding foreign exchange effect	504	316	373	523	236
Less taxes	(133)	(71)	(56)	45	306
Non-GAAP operating shareholders' equity	6,502	6,386	5,925	5,896	5,974
Pre-tax adjustments:
Less: Deferred acquisition costs	106	106	114	121	124
Plus: Net present value of estimated net future revenue	148	136	169	159	214
Plus: Net unearned premium reserve on financial guaranty contracts in excess of expected loss to be expensed	3,173	2,922	3,384	3,461	3,791
Plus taxes	(924)	(832)	(968)	(960)	(1,070)
Non-GAAP adjusted book value	$8,793	$8,506	$8,396	$8,435	$8,785

Gain (loss) related to FG VIE consolidation included in non-GAAP operating shareholders' equity (net of tax (provision) benefit of $(1), $4, $11, $20, and $103)	$3	$(7)	$(21)	$(37)	$(190)

Gain (loss) related to FG VIE consolidation included in non-GAAP adjusted book value (net of tax benefit of $8, $12, $22, $33, and $134)	$(13)	$(24)	$(43)	$(60)	$(248)

Adjusted book value per share reconciliation:
Shareholders' equity per share	$56.40	$50.82	$43.96	$36.37	$28.07
Less pre-tax adjustments:
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	(1.55)	(1.48)	(1.75)	(4.68)	(7.94)
Fair value gains (losses) on CCS	0.52	0.48	0.45	0.22	0.25
Unrealized gain (loss) on investment portfolio excluding foreign exchange effect	4.20	2.47	2.71	3.30	1.29
Less taxes	(1.11)	(0.54)	(0.41)	0.29	1.68
Non-GAAP operating shareholders' equity per share	54.34	49.89	42.96	37.24	32.79
Pre-tax adjustments:
Less: Deferred acquisition costs	0.89	0.83	0.83	0.76	0.68
Plus: Net present value of estimated net future revenue	1.23	1.07	1.23	1.00	1.17
Plus: Net unearned premium reserve on financial guaranty contracts in excess of expected loss to be expensed	26.51	22.83	24.53	21.86	20.81
Plus taxes	(7.71)	(6.50)	(7.02)	(6.07)	(5.87)
Non-GAAP adjusted book value per share	$73.48	$66.46	$60.87	$53.27	$48.22

Gain (loss) related to FG VIE consolidation included in non-GAAP operating shareholders' equity per share	$0.03	$(0.06)	$(0.15)	$(0.24)	$(1.04)

Gain (loss) related to FG VIE consolidation included in non-GAAP adjusted book value per share	$(0.10)	$(0.18)	$(0.31)	$(0.39)	$(1.36)

1)	Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Glossary

Net Par Outstanding and Internal Ratings
Net Par Outstanding is insured par exposure, net of reinsurance cessions. Unless otherwise indicated, GAAP net par outstanding amounts exclude amounts as a result of loss mitigation strategies, including securities the Company has purchased for loss mitigation purposes that are held in the investment portfolio.

Internal Rating utilizes the Company’s ratings scale, which is similar to that used by the nationally recognized statistical rating organizations; however, the ratings in the tables may not be the same as ratings assigned by any such rating agency.

Statutory Net Par and Net Debt Service Outstanding. Under statutory accounting, net par and net debt service outstanding would be reduced both when an outstanding issue is legally defeased (i.e., an issuer has legally discharged its obligations with respect to a municipal security by satisfying conditions set forth in defeasance provisions contained in transaction documents and is no longer responsible for the payment of debt service with respect to such obligations) and when such issue is economically defeased (i.e., transaction documents for a municipal security do not contain defeasance provisions but the issuer establishes an escrow account with U.S. government securities in amounts sufficient to pay the refunded bonds when due; the refunded bonds are not considered paid and continue to be outstanding under the transaction documents and the issuer remains responsible to pay debt service when due to the extent monies on deposit in the escrow account are insufficient for such purpose).

Performance Indicators
The performance information described below is obtained from third parties and/or provided by the trustee and may be subject to revision as updated or additional information is obtained:

60+ Day Delinquencies are defined as loans that are greater than 60 days delinquent and all loans that are in foreclosure, bankruptcy or real estate owned divided by current collateral balance.

Average Credit Enhancement is intended to provide a measure of the amount of equity and/or subordinated tranches that are junior in the capital structure to Assured Guaranty’s exposure, expressed as a percentage of the total transaction size, and reflects any reduction of that credit support resulting from defaults or other factors. For transactions where excess spread may be available to absorb certain losses, the amounts shown do not include any benefit from excess spread. The calculation methodologies differ for the various asset classes to reflect differences in transaction structures in order to provide a measure that management believes is comparable across asset classes. Some asset classes may not have subordinated tranches so they are excluded from the weighted averages.

Sectors
Below are brief descriptions of selected types of public and structured finance obligations that the Company insures and reinsures. For a more complete description, please refer to Assured Guaranty Ltd.’s Annual Report on Form 10-K for the year ended December 31, 2016.

Public Finance:
General Obligation Bonds are full faith and credit bonds that are issued by states, their political subdivisions and other municipal issuers, and are supported by the general obligation of the issuer to pay from available funds and by a pledge of the issuer to levy ad valorem taxes in an amount sufficient to provide for the full payment of the bonds.

Tax-Backed Bonds are obligations that are supported by the issuer from specific and discrete sources of taxation. They include tax-backed revenue bonds, general fund obligations and lease revenue bonds. Tax-backed obligations may be secured by a lien on specific pledged tax revenues, such as a gasoline or excise tax, or incrementally from growth in property tax revenue associated with growth in property values. These obligations also include obligations secured by special assessments levied against property owners and often benefit from issuer covenants to enforce collections of such assessments and to foreclose on delinquent properties. Lease revenue bonds typically are general fund obligations of a municipality or other governmental authority that are subject to annual appropriation or abatement; projects financed and subject to such lease payments ordinarily include real estate or equipment serving an essential public purpose. Bonds in this category also include moral obligations of municipalities or governmental authorities.

Municipal Utility Bonds are obligations of all forms of municipal utilities, including electric, water and sewer utilities and resource recovery revenue bonds. These utilities may be organized in various forms, including municipal enterprise systems, authorities or joint action agencies.

Transportation Bonds include a wide variety of revenue-supported bonds, such as bonds for airports, ports, tunnels, municipal parking facilities, toll roads and toll bridges.

Healthcare Bonds are obligations of healthcare facilities, including community-based hospitals and systems, as well as of health maintenance organizations and long-term care facilities.

Glossary (continued)

Sectors (continued)
Higher Education Bonds are obligations secured by revenue collected by either public or private secondary schools, colleges and universities. Such revenue can encompass all of an institution’s revenue, including tuition and fees, or in other cases, can be specifically restricted to certain auxiliary sources of revenue.

Infrastructure Bonds include obligations issued by a variety of entities engaged in the financing of infrastructure projects, such as roads, airports, ports, social infrastructure and other physical assets delivering essential services supported by long-term concession arrangements with a public sector entity.

Housing Revenue Bonds are obligations relating to both single and multi-family housing, issued by states and localities, supported by cash flow and, in some cases, insurance from entities such as the Federal Housing Administration.

Investor-Owned Utility Bonds are obligations primarily backed by investor-owned utilities, first mortgage bond obligations of for-profit electric or water utilities providing retail, industrial and commercial service, and also include sale-leaseback obligation bonds supported by such entities.

Regulated Utilities Obligations are issued by government-regulated providers of essential services and commodities, including electric, water and gas utilities. The majority of the Company's international regulated utility business is conducted in the United Kingdom.

Pooled Infrastructure Obligations are synthetic asset-backed obligations that take the form of credit default swap obligations or credit-linked notes that reference either infrastructure finance obligations or a pool of such obligations, with a defined deductible to cover credit risks associated with the referenced obligations.

Other Public Finance primarily includes government insured student loans, government-sponsored project finance and structured municipal transactions, which include excess of loss reinsurance on portfolios of municipal credits.

Structured Finance:
Pooled Corporate Obligations are securities primarily backed by various types of corporate debt obligations, such as secured or unsecured bonds, bank loans or loan participations and trust preferred securities (TruPS). These securities are often issued in ‘‘tranches,’’ with subordinated tranches providing credit support to the more senior tranches. The Company’s financial guaranty exposures generally are to the more senior tranches of these issues.

Residential Mortgage-Backed Securities (RMBS) are obligations backed by closed-end and open-end first and second lien mortgage loans on one-to-four family residential properties, including condominiums and cooperative apartments. First lien mortgage loan products in these transactions include fixed rate, adjustable rate (ARM) and option adjustable-rate (Option ARM) mortgages. The credit quality of borrowers covers a broad range, including ‘‘prime’’, ‘‘subprime’’ and ‘‘Alt-A’’. A prime borrower is generally defined as one with strong risk characteristics as measured by factors such as payment history, credit score, and debt-to-income ratio. A subprime borrower is a borrower with higher risk characteristics, usually as determined by credit score and/or credit history. An Alt-A borrower is generally defined as a prime quality borrower that lacks certain ancillary characteristics, such as fully documented income.

Additional insured obligations within RMBS include Home Equity Lines of Credit (HELOCs), which refers to a type of residential mortgage-backed transaction backed by second-lien loan collateral consisting of home equity lines of credit. U.S. Prime First Lien is a type of residential mortgage-backed securities transaction backed primarily by prime first-lien loan collateral plus an insignificant amount of other miscellaneous RMBS transactions.

Insurance Securitization Obligations are obligations secured by the future earnings from pools of various types of insurance/reinsurance policies and income produced by invested assets.

CBOs/CLOs (collateralized bond obligations and collateralized loan obligations) are asset-backed securities largely backed by non-investment grade/high yield collateral.

Financial Products Business is how the Company refers to the guaranteed investment contracts (GICs) portion of a line of business previously conducted by Assured Guaranty Municipal Holdings Inc. (AGMH) that the Company did not acquire when it purchased AGMH in 2009 from Dexia SA and that is being run off. That line of business was comprised of AGMH's GICs business, its medium term notes business and the equity payment agreements associated with AGMH's leveraged lease business. Assured Guaranty is indemnified by Dexia SA and certain of its affiliates against loss from the former Financial Products Business.

Glossary (continued)

Sectors (continued)
Consumer Receivables Securities are obligations backed by non-mortgage consumer receivables, such as student loans, automobile loans and leases, manufactured home loans and other consumer receivables.

Commercial Receivables Securities are obligations backed by equipment loans or leases, aircraft and aircraft engine financings, business loans and trade receivables. Credit support is derived from the cash flows generated by the underlying obligations, as well as property or equipment values as applicable.

Other Structured Finance Obligations are obligations backed by assets not generally described in any of the other described categories. One such type of asset is a tax benefit to be realized by an investor in one of the Federal or state programs that permit such investor to receive a credit against taxes (such as Federal corporate income tax or state insurance premium tax) for making qualified investments in specified enterprises, typically located in designated low-income areas.

Non-GAAP Financial Measures

To reflect the key financial measures that management analyzes in evaluating the Company’s operations and progress towards long-term goals, the Company discloses both financial measures determined in accordance with GAAP and financial measures not determined in accordance with GAAP (non-GAAP financial measures).

Financial measures identified as non-GAAP should not be considered substitutes for GAAP financial measures. The primary limitation of non-GAAP financial measures is the potential lack of comparability to financial measures of other companies, whose definitions of non-GAAP financial measures may differ from those of Assured Guaranty.

By disclosing non-GAAP financial measures, the Company gives investors, analysts and financial news reporters access to information that management and the Board of Directors review internally. Assured Guaranty believes its presentation of non-GAAP financial measures, along with the effect on those measures of consolidating FG VIEs (FG VIE consolidation), provides information that is necessary for analysts to calculate their estimates of Assured Guaranty’s financial results in their research reports on Assured Guaranty and for investors, analysts and the financial news media to evaluate Assured Guaranty’s financial results.

GAAP requires the Company to consolidate certain variable interest entities (VIEs) that have issued debt obligations insured by the Company. However, the Company does not own such VIEs and its exposure is limited to its obligation under its financial guaranty insurance contract. Therefore, the Company had previously removed the effect of FG VIE consolidation in its calculation of its non-GAAP financial measures. However, since fourth quarter 2016, based on the SEC's May 2016 compliance and disclosure interpretations, the Company no longer removes the effect of FG VIE consolidation from its publicly disclosed non-GAAP financial measures. This change affects the Company's calculation of operating income (non-GAAP), operating ROE, non-GAAP operating shareholders’ equity and non-GAAP adjusted book value. Wherever possible, the Company has separately disclosed the effect of FG VIE consolidation. The prior-year quarterly non-GAAP financial measures have been updated to reflect the revised calculation.

Management and the Board of Directors use non-GAAP financial measures adjusted to remove FG VIE consolidation (which the Company refers to as its core financial measures), as well as GAAP financial measures and other factors, to evaluate the Company’s results of operations, financial condition and progress towards long-term goals. The Company uses these core financial measures in its decision making process and in its calculation of certain components of management compensation.

Many investors, analysts and financial news reporters use non-GAAP operating shareholders’ equity, adjusted to remove the effect of FG VIE consolidation, as the principal financial measure for valuing AGL’s current share price or projected share price and also as the basis of their decision to recommend, buy or sell AGL’s common shares. Many of the Company’s fixed income investors also use this measure to evaluate the Company’s capital adequacy.

Many investors, analysts and financial news reporters also use non-GAAP adjusted book value, adjusted to remove the effect of FG VIE consolidation, to evaluate AGL’s share price and as the basis of their decision to recommend, buy or sell the AGL common shares. Operating income adjusted for the effect of FG VIE consolidation enables investors and analysts to evaluate the Company’s financial results in comparison with the consensus analyst estimates distributed publicly by financial databases.

The core financial measures that the Company uses to help determine compensation are: (1) operating income, adjusted to remove the effect of FG VIE consolidation, (2) non-GAAP operating shareholders' equity, adjusted to remove the effect of FG VIE consolidation, (3) growth in non-GAAP adjusted book value per share, adjusted to remove the effect of FG VIE consolidation, and (4) PVP.

The following paragraphs define each non-GAAP financial measure disclosed by the Company and describe why it is useful. A reconciliation of the non-GAAP financial measure and the most directly comparable GAAP financial measure is presented within this financial supplement.

Operating Income (non-GAAP): Management believes that operating income is a useful measure because it clarifies the understanding of the underwriting results and financial condition of the Company and presents the results of operations of the Company excluding the fair value adjustments on credit derivatives and CCS that are not expected to result in economic gain or loss, as well as other adjustments described below. Management adjusts operating income further by removing FG VIE consolidation to arrive at its core operating income measure. Operating income is defined as net income (loss) attributable to AGL, as reported under GAAP, adjusted for the following:

1)    Elimination of realized gains (losses) on the Company’s investments, except for gains and losses on securities classified as trading. The timing of realized gains and losses, which depends largely on market credit cycles, can vary considerably across periods. The timing of sales is largely subject to the Company’s discretion and influenced by market opportunities, as well as the Company’s tax and capital profile.

2)    Elimination of non-credit-impairment unrealized fair value gains (losses) on credit derivatives, which is the amount of unrealized fair value gains (losses) in excess of the present value of the expected estimated economic credit losses, and non-economic payments. Such fair value adjustments are heavily affected by, and in part fluctuate with, changes in market interest rates, the Company's credit spreads, and other market factors and are not expected to result in an economic gain or loss.

3)    Elimination of fair value gains (losses) on the Company’s CCS. Such amounts are affected by changes in market interest rates, the Company's credit spreads, price indications on the Company's publicly traded debt, and other market factors and are not expected to result in an economic gain or loss.

Non-GAAP Financial Measures (continued)

4)    Elimination of foreign exchange gains (losses) on remeasurement of net premium receivables and loss and LAE reserves. Long-dated receivables and loss and LAE reserves represent the present value of future contractual or expected cash flows. Therefore, the current period’s foreign exchange remeasurement gains (losses) are not necessarily indicative of the total foreign exchange gains (losses) that the Company will ultimately recognize.

5)    Elimination of the tax effects related to the above adjustments, which are determined by applying the statutory tax rate in each of the jurisdictions that generate these adjustments.

Non-GAAP Operating Shareholders’ Equity: Management believes that non-GAAP operating shareholders’ equity is a useful measure because it presents the equity of the Company excluding the fair value adjustments on investments, credit derivatives and CCS, that are not expected to result in economic gain or loss, along with other adjustments described below. Management adjusts non-GAAP operating shareholders’ equity further by removing FG VIE consolidation to arrive at its core operating shareholders' equity and core adjusted book value.

Non-GAAP operating shareholders’ equity is the basis of the calculation of non-GAAP adjusted book value (see below). Non-GAAP operating shareholders’ equity is defined as shareholders’ equity attributable to AGL, as reported under GAAP, adjusted for the following:

1)    Elimination of non-credit-impairment unrealized fair value gains (losses) on credit derivatives, which is the amount of unrealized fair value gains (losses) in excess of the present value of the expected estimated economic credit losses, and non-economic payments. Such fair value adjustments are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss.

2)    Elimination of fair value gains (losses) on the Company’s CCS. Such amounts are affected by changes in market interest rates, the Company's credit spreads, price indications on the Company's publicly traded debt, and other market factors and are not expected to result in an economic gain or loss.

3)    Elimination of unrealized gains (losses) on the Company’s investments that are recorded as a component of accumulated other comprehensive income (AOCI) (excluding foreign exchange remeasurement). The AOCI component of the fair value adjustment on the investment portfolio is not deemed economic because the Company generally holds these investments to maturity and therefore should not recognize an economic gain or loss.

4) Elimination of the tax asset or liability related to the above adjustments, which are determined by applying the statutory tax rate in each of the jurisdictions that generate these adjustments.

Non-GAAP Adjusted Book Value: Management uses non-GAAP adjusted book value, adjusted for FG VIE consolidation, to measure the intrinsic value of the Company, excluding franchise value. Growth in non-GAAP adjusted book value per share, adjusted for FG VIE consolidation (core adjusted book value), is one of the key financial measures used in determining the amount of certain long-term compensation elements to management and employees and used by rating agencies and investors. Management believes that non-GAAP adjusted book value is a useful measure because it enables an evaluation of the net present value of the Company’s in-force premiums and revenues net of expected losses. Non-GAAP adjusted book value is non-GAAP operating shareholders’ equity, as defined above, further adjusted for the following:

1)    Elimination of deferred acquisition costs, net. These amounts represent net deferred expenses that have already been paid or accrued and will be expensed in future accounting periods.

2)    Addition of the net present value of estimated net future revenue on non-financial guaranty contracts. See below.

3)    Addition of the deferred premium revenue on financial guaranty contracts in excess of expected loss to be expensed, net of reinsurance. This amount represents the expected future net earned premiums, net of expected losses to be expensed, which are not reflected in GAAP equity.

4) Elimination of the tax asset or liability related to the above adjustments, which are determined by applying the statutory tax rate in each of the jurisdictions that generate these adjustments.

The unearned premiums and revenues included in non-GAAP adjusted book value will be earned in future periods, but actual earnings may differ materially from the estimated amounts used in determining current non-GAAP adjusted book value due to changes in foreign exchange rates, prepayment speeds, terminations, credit defaults and other factors.

Non-GAAP Financial Measures (continued)

Operating Return on Equity (Operating ROE):Operating ROE represents operating income for a specified period divided by the average of operating shareholders’ equity at the beginning and the end of that period. Management believes that operating ROE is a useful measure to evaluate the Company’s return on invested capital. Many investors, analysts and members of the financial news media use operating ROE, adjusted for FG VIE consolidation, to evaluate AGL’s share price and as the basis of their decision to recommend, buy or sell the AGL common shares. Quarterly and year-to-date operating ROE are calculated on an annualized basis. Operating ROE, adjusted for FG VIE consolidation, is one of the key management financial measures used in determining the amount of certain long-term compensation to management and employees and used by rating agencies and investors.

Net Present Value of Estimated Net Future Revenue: Management believes that this amount is a useful measure because it enables an evaluation of the value of future estimated revenue. There is no corresponding GAAP financial measure. This amount represents the present value of estimated future revenue from the Company’s non-financial guaranty contracts, net of reinsurance, ceding commissions and premium taxes, for contracts without expected economic losses, and is discounted at 6%. Estimated net future revenue may change from period to period due to changes in foreign exchange rates, prepayment speeds, terminations, credit defaults or other factors that affect par outstanding or the ultimate maturity of an obligation.

PVP or Present Value of New Business Production: Management believes that PVP is a useful measure because it enables the evaluation of the value of new business production for the Company by taking into account the value of estimated future installment premiums on all new contracts underwritten in a reporting period as well as premium supplements and additional installment premium on existing contracts as to which the issuer has the right to call the insured obligation but has not exercised such right, whether in insurance or credit derivative contract form, which management believes GAAP gross written premiums and the net credit derivative premiums received and receivable portion of net realized gains and other settlements on credit derivatives (Credit Derivative Realized Gains (Losses)) do not adequately measure. PVP in respect of contracts written in a specified period is defined as gross upfront and installment premiums received and the present value of gross estimated future installment premiums, discounted, in each case, at 6%. Under GAAP, financial guaranty installment premiums are discounted at a risk free rate. Additionally, under GAAP, management records future installment premiums on financial guaranty insurance contracts covering non-homogeneous pools of assets based on the contractual term of the transaction, whereas for PVP purposes, management records an estimate of the future installment premiums the Company expects to receive, which may be based upon a shorter period of time than the contractual term of the transaction. Actual future net earned or written premiums and Credit Derivative Realized Gains (Losses) may differ from PVP due to factors including, but not limited to, changes in foreign exchange rates, prepayment speeds, terminations, credit defaults, or other factors that affect par outstanding or the ultimate maturity of an obligation.

Assured Guaranty Ltd.
30 Woodbourne Avenue
Hamilton HM 08
Bermuda
(441) 279-5705
www.assuredguaranty.com

Contacts:

Equity and Fixed Income Investors:
Robert Tucker
Senior Managing Director, Investor Relations and Corporate Communications
(212) 339-0861
rtucker@agltd.com

Michael Walker
Managing Director, Fixed Income Investor Relations
(212) 261-5575
mwalker@agltd.com

Andre Thomas
Managing Director, Equity Investor Relations
(212) 339-3551
athomas@agltd.com

Media:
Ashweeta Durani
Vice President, Corporate Communications
(212) 408-6042
adurani@agltd.com